EXHIBIT 12-B


                              AVATEX CORPORATION
                      RATIO OF EARNINGS TO FIXED CHARGES
                               ($ in thousands)





                                                                                           Year Ended March 31,
                                                                       ---------------------------------------------------------
                                                                             1995       1996       1997        1998        1999
EARNINGS (LOSS):
Income (loss) from continuing operations before National Steel
  Corporation, equity in income (loss) of affiliates, income tax
  provision and minority interest                                        $ 31,377   $  8,063   $  3,705    $(25,122)   $ (7,841)

Add back interest expense                                                   3,550      5,139      4,146       3,048         768

                                                                       ---------------------------------------------------------
Total earnings (loss)                                                    $ 34,927   $ 13,202   $  7,851    $(22,074)   $ (7,073)
                                                                       =========================================================

FIXED CHARGES:

Interest Expense                                                         $  3,550   $  5,139   $  4,146    $  3,048    $    768

Capitalized interest                                                            -          -          -           -           -

Preferred dividends on a pre-tax basis                                     19,290     33,228     19,096      25,604      28,178

                                                                       ---------------------------------------------------------
Total fixed charges                                                      $ 22,840   $ 38,367   $ 23,242    $ 28,652    $ 28,946
                                                                       =========================================================

RATIO OF EARNINGS TO FIXED CHARGES                                        152.92%     34.41%     33.78%     -77.04%     -24.44%
                                                                       =========================================================

EARNINGS DEFICIENCY IF RATIO IS LESS THAN
       ONE-TO-ONE                                                        $     -    $(25,165)  $(15,391)   $(50,726)   $(36,019)
                                                                       =========================================================


                                                                                            Pro Forma Statements
                                                                                     for the year ended March 31, 1999
                                                                             as if the following % of preferred stockholders
                                                                                    elected the alternate consideration
                                                                                    -----------------------------------
                                                                                    50%                  100%
EARNINGS (LOSS):
Income (loss) from continuing operations before National Steel
  Corporation, equity in income (loss) of affiliates, income tax
  provision and minority interest                                                   $(10,320)             $(12,699)

Add back interest expense                                                              2,766                 4,763

                                                                                -------------        --------------
Total earnings (loss)                                                               $ (7,554)             $ (7,936)
                                                                                =============        ==============

FIXED CHARGES:

Interest Expense                                                                    $  2,766              $  4,763

Capitalized interest                                                                       -                     -

Preferred dividends on a pre-tax basis                                                     -                     -

                                                                                -------------        --------------
Total fixed charges                                                                 $  2,766              $  4,763
                                                                                =============        ==============

RATIO OF EARNINGS TO FIXED CHARGES                                                  -273.10%              -166.62%
                                                                                =============        ==============

EARNINGS DEFICIENCY IF RATIO IS LESS THAN
       ONE-TO-ONE                                                                   $(10,320)             $(12,699)
                                                                                =============        ==============



                               AVATEX CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                                ($ in thousands)



                                                                                            Pro Forma Statements
                                                                                 for the six months ended September 30, 1999
                                                                               as if the following % of preferred stockholders
                                             Six Months Ended September 30,          elected the alternate consideration
                                             ------------------------------          -----------------------------------
                                                    1998         1999                     50%                100%

EARNINGS (LOSS):
Income (loss) from continuing operations
 before National Steel Corporation, equity
 in income (loss) of affiliates, income
 tax provision and minority interest             $ (5,585)    $ (3,863)               $  (5,116)          $  (6,291)

Add back interest expense                             395          379                    1,363               2,348

                                                -----------------------              -----------         -----------
Total earnings (loss)                            $ (5,190)    $ (3,484)               $  (3,753)          $  (3,943)
                                                =======================              ===========         ===========

FIXED CHARGES:

Interest Expense                                 $    395     $    379                $   1,363           $   2,348

Capitalized interest                                  -            -                        -                   -

Preferred dividends on a pre-tax basis             13,749       15,150                      -                   -

                                                -----------------------              -----------         -----------
Total fixed charges                              $ 14,144     $ 15,529                $   1,363           $   2,348
                                                =======================              ===========         ===========

RATIO OF EARNINGS TO FIXED CHARGES                -36.69%      -22.44%                 -275.35%            -167.93%
                                                =======================              ===========         ===========

EARNINGS DEFICIENCY IF RATIO IS LESS THAN
   ONE-TO-ONE                                    $(19,334)    $(19,013)               $  (5,116)          $  (6,291)
                                                =======================              ===========         ===========




5yr, exh 12, exh 27 earnings to fixed charges (3)
                                     Page 1